                                                                    EXHIBIT 4.3




                                    RESTATED
                                   CHARTER OF
                               KYZEN CORPORATION

         Kyzen Corporation, a corporation organized and existing under the laws of the State of Tennessee (the "Corporation"), does hereby certify as follows:

            (a) This Restated Charter was duly adopted and approved by the board of directors of the Corporation on April 28, 1999, in accordance with the provisions of Section 48-20-107 of the Tennessee Business Corporation Act (the "Act").

            (b) The text of the Corporation's Charter is hereby restated to read in its entirety as follows:

         1. Name. The name of the corporation is Kyzen Corporation.

         2. Registered Office and Registered Agent. The address of the registered office of the Corporation in Tennessee is 430 Harding Industrial Drive, Nashville, Davidson County, Tennessee 37211. The Corporation's registered agent at the registered office is Mr. Kyle J. Doyel.

         3. Principal Office. The address of the principal office of the Corporation is 430 Harding Industrial Drive, Nashville, Davidson County, Tennessee 37211.

         4. Corporation for Profit. The Corporation is for profit.

         5. Authorized Shares.

            (a) The Corporation shall have authority, acting by its Board of Directors, to issue not more than 50,000,000 shares of capital stock, of which 40,000,000 shares shall be shares of Common Stock, $.01 par value ("Common Stock"), and 10,000,000 shall be shares of Preferred Stock, $.01 par value ("Preferred Stock").

            (b) All shares of Common Stock shall be one and the same class and when issued shall have equal rights of participation in dividends and assets of the Corporation and shall be non-assessable. Except as otherwise provided by law or in this Charter, each outstanding share of Common Stock shall be entitled to one vote on each matter submitted to a vote of shareholders.

            (c) The Board of Directors is hereby authorized to issue the Preferred Stock from time to time in one or more classes or series, which Preferred Stock shall be preferred to the Common Stock as to dividends and distribution of assets of the Corporation on dissolution, as hereinafter provided, and shall have such distinctive designations as may be stated in the articles of amendment providing for the issue of such stock adopted by the Board of Directors. In such articles of amendment providing for the issuance of shares of each particular class or series, the Board of Directors is hereby expressly authorized and empowered to fix the number of shares constituting such class or series and to fix the relative rights and preferences of the shares of the class or series so established to the full extent allowable by law except insofar as such rights and preferences are fixed herein. Such authorization in the Board of Directors shall expressly include, but not be limited to, the authority to fix and determine the relative rights and preferences of such shares in the following respects:

                (i)   The rate of dividend;

                (ii) Whether shares can be redeemed or called and, if so, the redemption or call price and terms and conditions of redemption or call;

                (iii) The amount payable upon shares in the event of voluntary and involuntary liquidation;

                (iv) The purchase, retirement or sinking fund provisions, if any, for the call, redemption or purchase of shares;


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                (v)   The terms and conditions, if any, on which shares may be
converted into Common Stock or any other securities;

                (vi) Whether or not shares have voting rights, and the extent of such voting rights, if any, including the number of votes per share; and

                (vii) Whether or not shares shall be cumulative, non-cumulative or partially cumulative as to dividends and the dates from which any cumulative dividends are to accumulate.

                All shares of the Preferred Stock shall be of equal rank and shall be identical, except in respect to the particulars that may be fixed by the Board of Directors as hereinabove provided in this paragraph and which may vary among the classes or series. Different classes or series of the Preferred Stock shall not be construed to constitute different classes of stock for the purpose of voting by classes, except when such voting by classes is expressly required by law.

            (d) The holders of Preferred Stock are entitled to receive, when and as declared by the Board of Directors, but only from funds legally available for the payment of dividends, cash dividends at the annual rate for each particular class or series as theretofore fixed and determined by the Board of Directors as hereinbefore authorized, and no more; such dividends to be payable before any dividend on Common Stock shall be paid or set apart for payment. Arrearages in the payment of dividends shall not bear interest.

            (e) In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of each class or series of Preferred Stock shall be entitled to receive, out of the net assets of the Corporation, an amount in cash for each share equal to the amount fixed and determined by the Board of Directors in any articles of amendment providing for the issue of any particular class or series of Preferred Stock, plus an amount equal to any dividends payable to such holder which are then unpaid, either under the provisions of the articles of amendment providing for the issue of such class or series of Preferred Stock or by declaration of the Board of Directors, on each such share up to the date fixed for distribution, and no more, before any distribution shall be made to the holders of Common Stock. Neither the merger or consolidation of the Corporation, nor the sale, lease or conveyance of all or a part of its assets, shall be deemed to be a dissolution, liquidation or winding up of the affairs of the Corporation.

         6. Series A Junior Participating Preferred Stock

            (a) Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 100,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

            (b) Dividends and Distributions.

                (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $.01 per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all noncash dividends or other



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distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section 6(b) immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than sixty (60) days prior to the date fixed for the payment thereof.

            (c) Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

                (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                (B) Except as otherwise provided in this Section 6, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

                (C) Except as set forth in this Section 6, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be



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required (except to the extent they are entitled to vote with holders of Common
Stock as set forth herein) for taking any corporate action.

            (d) Certain Restrictions.

                (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 6(b) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                    (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                    (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                    (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                    (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 6(d), purchase or otherwise acquire such shares at such time and in such manner.

            (e) Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth in this Restated Charter, in any other articles of amendment creating a series of Preferred Stock or any similar stock or as otherwise required by law.

            (f) Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any



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time declare or pay any dividend on the Common Stock payable in shares of Common
Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            (g) Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            (h) No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

            (i) Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

            (j) Amendment. The Charter of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

         7. Board of Directors.

            (a) The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The number of directors of the Corporation shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors of the Corporation, except that the minimum number of directors shall be fixed at no less than three (3). The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly equal in number as possible, of one-third of the total number of directors constituting the entire Board of Directors. The terms of the initial Class I directors of the Corporation shall expire at the annual meeting of shareholders first occurring following the date that this Restated Charter first becomes effective; the terms of the initial Class II directors of the Corporation shall expire at the second annual meeting of shareholders following the date that this Restated Charter first becomes effective; and the terms of the initial Class III directors of the Corporation shall expire at the third annual meeting of shareholders following the date that this Restated Charter first becomes effective. At each annual shareholders' meeting held thereafter, the Directors shall be chosen for a term of three (3) years and until his or her successor is elected and qualified or until his or her earlier resignation or removal. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. A decrease in the number of Directors shall not shorten an incumbent Director's term.



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            (b) Nominations for election to the Board of Directors of the
Corporation at a meeting of shareholders must be made in accordance with the Bylaws of the Corporation and any applicable law. The chairman of the meeting of shareholders may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedures, and if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

            (c) Any director may be removed with or without cause by a vote of a majority of the entire Board of Directors or by a vote of the holders of sixty-seven percent (67%) of the shares of the Corporation entitled to vote, voting together as a single class.

            (d) The Board of Directors may fill any vacancy occurring on the Board of Directors, including any vacancy resulting from an increase in the number of Directors or from the resignation or removal of a Director. If the Directors remaining in office constitute less than a quorum, the Board of Directors may fill the vacancy by the affirmative vote of a majority of all the Directors remaining in office. Any director of any class chosen to fill a vacancy in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until such director's successor shall have been elected and qualified.

            (e) In furtherance of and not in limitation of the powers conferred by the Act, the Corporation is expressly authorized, acting upon the authority of the Board of Directors and without the approval of the shareholders, to:

                (i) Issue shares of any class or series as a share dividend in respect of shares of the same class or series or any other class or series;

                (ii) Fix or change the number of directors, including an increase or decrease in the number of directors;

                (iii) Determine, establish or modify, in whole or in part, the preferences, limitations and relative rights of (A) any class or series of shares before the issuance of any shares of that class or series, or (B) one or more classes or series within a class or series before the issuance of any shares of that class or series. The Board of Directors is further authorized to amend this Restated Charter, without shareholder action, to set forth such preferences, limitations and relative rights; and

                (iv) From time to time establish the information required from prospective nominees for the Board of Directors. Furthermore, the Board of Directors may from time to time investigate the eligibility and qualifications of prospective nominees to hold office if elected.

         8. Limitation on Directors' Liability.

            (a) A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) unlawful distributions under Section 48-18-304 of the Act, as amended from time to time.

            (b) If the Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Act, as so amended. Any repeal or modification of the foregoing by the shareholders shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         9. Indemnification.

            (a) The Corporation shall indemnify, and upon request shall advance expenses to, in the manner and to the full extent permitted by law, any officer or director (or the estate of any


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such person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee or employee of another corporation, partnership, joint venture, trust or other enterprise (an "indemnitee"). The Corporation may, to the full extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against him or her. To the full extent permitted by law, the indemnification and advances provided for herein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses (including attorneys' fees), judgments, fines and amounts paid in settlement to the full extent permitted by law, both as to action in his official capacity and as to action in another capacity while holding such office. Notwithstanding the foregoing, the Corporation shall not indemnify any such indemnitee (i) in any proceeding by the Corporation against such indemnitee; or (ii) if a judgment or other final adjudication adverse to the indemnitee establishes his liability for (A) any breach of the duty of loyalty to the Corporation or its shareholders, (B) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) unlawful distributions under Section 48-18-304 of the Act.

             (b) The rights to indemnification and advancement of expenses set forth in paragraph 9(a) above are intended to be greater than those which are otherwise provided for in the Act, are contractual between the Corporation and the person being indemnified, his heirs, executors and administrators, and, with respect to paragraph 9(a), are mandatory, notwithstanding a person's failure to meet the standard of conduct required for permissive indemnification under the Act, as amended from time to time. The rights to indemnification and advancement of expenses set forth in paragraph 9(a) above are nonexclusive of other similar rights which may be granted by law, this Restated Charter, the Bylaws, a resolution of the Board of Directors or shareholders of the Corporation, or an agreement with the Corporation, which means of indemnification and advancement of expenses are hereby specifically authorized.

             (c) Any repeal or modification of the provisions of this paragraph 9, either directly or by the adoption of an inconsistent provision of this Restated Charter, shall not adversely affect any right or protection set forth herein existing in favor of a particular individual at the time of such repeal or modification. In addition, if an amendment to the Act limits or restricts in any way the indemnification rights permitted by law as of the date hereof, such amendment shall apply only to the extent mandated by law and only to activities of persons subject to indemnification under this paragraph 9 which occur subsequent to the effective date of such amendment.

         10. Consideration of Non-Shareholder Constituencies. In considering whether or not to approve, or to recommend that the shareholders approve, any proposed merger, exchange, tender offer or significant disposition of assets or to oppose such proposal, the Board of Directors may consider the effect of such proposed merger, exchange, tender offer or significant disposition of assets on the Corporation's employees, customers, suppliers and the communities in which the Corporation and its subsidiaries operate or are located.

         11. Amendments to Bylaws. The Board of Directors, without shareholder approval, is authorized and empowered to amend, alter, change or repeal the Corporation's Bylaws and adopt new Bylaws by a majority vote of the directors then in office at any regular or special meeting of the Board of Directors or by written consent, subject to any specific right under the Act allowing shareholders of the Corporation to alter or repeal any Bylaws made by the Board of Directors. Notwithstanding any other provisions of the Corporation's Charter, the Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, the shareholders may alter, amend or repeal any provision of the Bylaws upon the affirmative vote of the holders of at least sixty-seven percent (67%) of the voting power of the Corporation, voting together as a single class.

         12. Amendments to Charter. The Board of Directors, without shareholder approval, reserves the right from time to time to amend, alter, change or repeal any provision contained in this Restated Charter in the manner now or hereinafter prescribed by the Act, and all rights conferred upon shareholders herein are granted subject to this reservation. Notwithstanding any of the provisions of this Restated Charter or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Restated Charter or the Bylaws of the Corporation), the affirmative vote of the holders of at least sixty-seven percent (67%) of the voting



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power of the Corporation, voting together as a single class, shall be required to repeal, or amend or adopt any provision inconsistent with, Sections 7 through 12 herein.






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         IN WITNESS WHEREOF, this Restated Charter is executed on behalf of the
Corporation by its Chief Executive Officer and attested by its Secretary this 28th day of May, 1999.



                                          /s/ Kyle J. Doyel
                                          --------------------------------------
                                          Kyle J. Doyel
                                          Chief Executive Officer and President



Attest:



/s/ Thomas J. Herrmann
-------------------------------------
Thomas J. Herrmann
Secretary





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